Exhibit 1

NOTICE TO THE HOLDERS OF BONDS ISSUED BY

OI S.A. – UNDER JUDICIAL REORGANIZATION,

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – UNDER JUDICIAL REORGANIZATION

AND

OI BRASIL HOLDINGS COÖPERATIEF U.A. – UNDER JUDICIAL REORGANIZATION

RIO DE JANEIRO, RJ, BRAZIL, February 6, 2018 — Oi S.A. – Under Judicial Reorganization (“Oi”), Portugal Telecom International Finance B.V. – Under Judicial Reorganization (“PTIF”) and Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization (“Oi Coop”; and together with Oi and PTIF, collectively the “Issuers”) announce today that they have commenced solicitations (each, a “Recovery Election Solicitation”) of recovery elections (each, a “Recovery Election”) relating to recoveries under the consolidated judicial reorganization plan applicable to:

•         Oi’s 9.75% Senior Notes due 2016 (CUSIP/ISIN Nos. 10553M AC5/US10553MAC55 and P18445 AF6/USP18445AF68);

•         Oi’s 5.125% Senior Notes due 2017 (ISIN No. XS0569301830 and XS0569301327);

•         Oi’s 9.50% Senior Notes due 2019 (CUSIP/ISIN Nos. 87944L AD1/US87944LAD10 and P9037H AK9/USP9037HAK97);

•         Oi’s 5.50% Senior Notes due 2020 (CUSIP/ISIN Nos. 87944L AE9/US87944LAE92, P9037H AL7/USP9037HAL70 and 87944L AF6/USP87944LAF67);

•         PTIF’s 6.25% Notes due 2016 (ISIN No. PTPTCYOM0008);

•         PTIF’s 4.375% Notes due March 2017 (ISIN No. XS0215828913);

•         PTIF’s 5.242% Notes due November 2017 (ISIN No. XS0441479804);

•         PTIF’s 5.875% Notes due 2018 (ISIN No. XS0843939918);

•         PTIF’s 5.00% Notes due 2019, (ISIN No. XS0462994343);

•         PTIF’s 4.625% Notes due 2020 (ISIN No. XS0927581842);

•         PTIF’s 4.50% Notes due 2025 (ISIN No. XS0221854200);

•         Oi Coop’s 5.625% Senior Notes due 2021 (ISIN No. XS1245245045 and XS1245244402); and

•         Oi Coop’s 5.75% Senior Notes due 2022 (CUSIP/ISIN Nos. 10553M AD3/US10553MAD39 and P18445 AG4/USP18445AG42) (collectively, the “Bonds”),

The terms and conditions of the Recovery Election Solicitations are described in the Information and Election Solicitation Statement, dated February 6, 2018, and the accompanying exhibits (the “Statement”). Capitalized terms used herein but not defined herein have the meanings given to them in the Statement. The Statement contains important information that should be read carefully before any decision is made with respect to the Recovery Election Solicitations.

Each Recovery Election Solicitation will expire at 11:59 p.m., Brasilia time, on February 26, 2018 (such time and date, as such time and date may be extended, the “Election Deadline”).

Section 4.5.5 of the RJ Plan specifies that only Bondholders that are Eligible Bondholders as a result of having individualized Bondholder Credits are permitted to elect the form of recovery that they will receive under the RJ Plan. A Bondholder that is the beneficial owner of Bondholder Credits in excess of R$50,000 will be deemed to have individualized Bondholder Credits if such Bondholder has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision regarding the procedure and documentation required to be submitted for the purposes of individualized exercise of the right of petition, voice and vote at the GCM, as evidenced by:

•         such Bondholder appearing on the JA Bondholder List denominated “Download PJ” posted by the Judicial Administrator at http://www.recuperacaojudicialoi.com.br/pecas-processuais/ under “Lista Final de Credores Bondholders que Individualizaram sua Participação na AGC”; or

•         such Bondholder appearing on the JA Bondholder List denominated “Download PF” under the caption “Lista de Bondholders Pessoa Física ‐ individualização do direito de voz e voto na AGC” on the first three pages of such JA Bondholder List and not under the caption “CRÉDITOS INDIVIDUALIZADOS PARTICIPANTES DO PROGRAMA DE ACORDO” which starts on the third page of the JA Bondholder List denominated “Download PF”

A beneficial owner of Bondholder Credits of R$50,000 or less that did not participate in the Small Creditor Program may individualize its Bondholder Credits by providing a Small Bondholder Proof of Holdings directly to Oi together with a Small Bondholder Payment Option Notice in accordance with the procedures described below and in the Statement.

A beneficial owner of Bondholder Credits of R$50,000 or less that participated in the Small Creditor Program cannot become an Eligible Bondholder as such Bondholder will have received the entire amount of its recovery under the RJ Plan prior to the Expiration Date under the terms of the Small Creditor Program.

Bondholders that are not deemed to be Eligible Bondholders will NOT be entitled to make a Recovery Election. Any Bondholder that (1) is the beneficial owner of an aggregate amount of Bondholder Credits of more than R$50,000, (2) did not individualize Bonds before the Judicial Reorganization Court in accordance with the procedure established in the Bondholder Decision  (including any beneficial owner of Bonds that individualized Bonds in order to participate in the Small Creditor Program as such Bonds have not been individualized before the Judicial Reorganization Court in accordance with the procedure established in the Bondholder Decision), and (3) would like to make a Recovery Election MUST take steps to petition the RJ Court to individualize its Bondholder Credits at or before the Election Deadline in sufficient time to be able to submit a valid Recovery Election. This procedure may require a Bondholder to retain counsel in Brazil and may be time-consuming. Bondholders are advised to undertake this procedure on a timely basis. The Debtors can provide no assurances that the Judicial Reorganization Court will grant any petitions presented to the Judicial Reorganization Court with respect to the individualization of Bondholder Credits after the deadline contained in the Bondholder Decision, which was September 18, 2017.

Only Eligible Bondholders will be entitled to make a valid Recovery Election. A Bondholder that is not an Eligible Bondholders will ONLY be entitled to receive the Default Recovery with respect to its Bondholders Credits.

The procedures that an Eligible Bondholder must follow to make a valid Recovery Election depend on whether an Eligible Bondholder is a Verified Bondholder or a Small Bondholder. Eligible Bondholders will be deemed to be “Verified Bondholders” or “Small Bondholders” for purposes of the procedures described in the Statement depending on the following criteria:

•         Any Bondholder that (1) has not individualized Bonds, (2) is the beneficial owner of an aggregate amount of Bondholder Credits of R$50,000 or less, as verified by Oi pursuant to the procedures described in the Statement, and (3) did not participate in the Small Creditor Program will be deemed to be a Small Bondholder for purposes of the procedures described in the Statement.

•         Any Bondholder that is a legal entity and that has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision (as evidenced by such Bondholder appearing on the JA Bondholder List denominated “Download PJ”) will be deemed to be a Verified Bondholder for purposes of the procedures described in the Statement.

•         Any Bondholder that is a natural person and that (1) has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision (as evidenced by such Bondholder appearing on the JA Bondholder List denominated “Download PF” under the caption “Lista de Bondholders Pessoa Física ‐ individualização do direito de voz e voto na AGC” on the first three pages of such JA Bondholder List and not under the caption “CRÉDITOS INDIVIDUALIZADOS PARTICIPANTES DO PROGRAMA DE ACORDO” which starts on the third page of such JA Bondholder List), and (2) is the beneficial owner of Bondholder Credits in excess of R$50,000 will be deemed to be a Verified Bondholder for purposes of the procedures described in the Statement.

•         Any Bondholder that is a natural person and that (1) has individualized Bonds before the Judicial Reorganization Court in accordance with the procedure established by the Judicial Reorganization Court in the Bondholder Decision (as evidenced by such Bondholder appearing on the JA Bondholder List denominated “Download PF” under the caption “Lista de Bondholders Pessoa Física ‐ individualização do direito de voz e voto na AGC” on the first three pages of such JA Bondholder List and not under the caption “CRÉDITOS INDIVIDUALIZADOS PARTICIPANTES DO PROGRAMA DE ACORDO” which starts on the third page of such JA Bondholder List), and (2) is the beneficial owner of Bondholder Credits of R$50,000 or less will be deemed to be a Small Bondholder for purposes of the procedures described in the Statement.

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•         Any Bondholder that  (1) holds an aggregate amount of Bondholder Credits of more than R$50,000, and (2) successfully petitions the Judicial Reorganization Court to individualize its Bondholder Credits prior to the Election Deadline (as evidenced by such Bondholder appearing on a list provided by the Judicial Administrator to Oi that includes the names of Bondholders that have individualized Bondholder Credits before the Judicial Reorganization Court subsequent to the date of this Statement) will be deemed to be a Verified Bondholder for purposes of the procedures described in the Statement.

Small Bondholders seeking to make a Recovery Election must deliver to Oi at P.O. Box No. 532, CEP 20.010-974, Rio de Janeiro-RJ, Brasil on or before the Election Deadline, in the manner described in the Statement, (1) a Small Bondholder Payment Option Notice, and (2) a Small Bondholder Proof of Holdings demonstrating the principal amount of each series of Bonds held by such Small Bondholder as of the date of their Small Bondholder Payment Option Notices. The procedures for determining the aggregate amount of Bondholder Credits held by each Bondholder for the purposes of determining whether a Bondholder is a Small Bondholder are set forth in the Statement. The determination of whether a Bondholder is a Small Bondholder will be made by Oi after the Election Deadline based on the information provided in the Proofs of Holdings delivered to Oi.

Verified Bondholders seeking to make a Recovery Election must register on the website maintained by D.F. King, as election tabulation agent (the “Election Tabulation Agent”), for such purpose (the “Election Website”) which is accessible at https://www.dfkingltdevents.com. Such Bondholders must deliver to D.F. King, as Election Tabulation Agent, in the manner described in the Statement, (1) a Verified Bondholder Payment Option Notice, and (2) a Verified Bondholder Proof of Holdings demonstrating the principal amount of each series of Bonds held by such Eligible Bondholder as of the Election Deadline. Bondholders registered on the Election Website may deliver properly completed and duly executed Verified Bondholder Payment Option Notices and Verified Bondholder Proofs of Holdings by uploading these documents onto the Election Website in accordance with the instructions set forth on the Election Website. Bondholders should retain their Bonds and not deliver any such Bonds to the Election Tabulation Agent or the Issuers.

Under the RJ Plan, each Eligible Bondholder is entitled to receive one of the following forms of recovery depending on (1) whether such Eligible Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder, and (2) whether such Eligible Bondholder makes a valid Recovery Election in accordance with the terms of the RJ Plan and the procedures described in the Statement.

The forms of recovery which Eligible Bondholders may receive under the RJ Plan are:

•         in the case of Qualified Bondholders, New Notes, New Common Shares, PTIF Shares and Warrants in the amounts determined in accordance with the RJ Plan;

•         in the case of Non-Qualified Bondholders, a participation in the Non-Qualified Bondholder Credit Agreement in the amount determined in accordance with the RJ Plan; or

•         in the case of (1) any Eligible Bondholder that does not make a valid Recovery Election, or (2) any Eligible Bondholder that makes a valid Recovery Election but does not participate in the subsequent Exchange Offer or the Non-Qualified Settlement Procedure, the Default Recovery in the amount determined in accordance with the RJ Plan.

As described in the RJ Plan and the Statement:

•         a “Non-Qualified Bondholder” is a Bondholder that holds Bondholder Credits of US$750,000 or less in the aggregate as of the Election Deadline; and

•         a “Qualified Bondholder” is a Verified Bondholder that (1) holds Bondholder Credits of more than US$750,000 in the aggregate as of the Election Deadline, and (2) if such Verified Bondholder is resident in the European Economic Area, has represented to the Issuers that such Verified Bondholder is a “qualified investor” (as defined under Directive 2003/71/EC, as amended (the “Prospectus Directive”)) and any relevant implementing measure in any Member State of the European Economic Area).

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Each Small Bondholder will be deemed to be a Non-Qualified Bondholder. The procedures for determining the aggregate amount of Bondholder Credits held by each Verified Bondholder as of the Election Deadline for the purposes of determining whether a Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder are set forth in the Statement. The determination of whether a Verified Bondholder is a Qualified Bondholder or a Non-Qualified Bondholder will be made by Oi after the Election Deadline based on the information provided in each Verified Bondholder Proof of Holdings. If you are a Verified Bondholder and have any doubt as to whether you are a Qualified Bondholder or a Non-Qualified Bondholder and would like to make a Recovery Election, you should make Recovery Elections both as a Qualified Bondholder and as a Non-Qualified Bondholder.

Bondholders that do not make a Recovery Election in compliance with the procedures described in the Statement and the Verified Bondholder Payment Option Notice or Small Bondholder Payment Option Notice, as applicable, or fail to provide a Verified Bondholder Proof of Holdings or Small Bondholder Proof of Holding, as applicable, in compliance with the procedures described in the Statement, will be entitled ONLY to receive the Default Recovery.

Following the Election Deadline, Oi will compile the Small Bondholder Election List, the Qualified Election List and the Non-Qualified Election List setting forth the identities of Bondholders that have made valid Recovery Elections and the principal amount of each series of Bonds with respect to which such Bondholders have made valid Recovery Elections.

As promptly as practical following the last to occur of the Settlement Conditions, consisting of the entry of each of the Required Foreign Orders that are not be subject to a stay of execution, Oi will commence (1) an offer of the Qualified Recovery to Qualified Bondholders in exchange for the tender of their Bonds, upon the terms and subject to the conditions and procedures set forth in an Exchange Offer Memorandum to be distributed upon the commencement of the Exchange Offer, and (2) a settlement of the Non-Qualified Recovery pursuant to which Non-Qualified Bondholders may surrender their Bonds and receive the Non-Qualified Recovery, upon the terms and subject to the conditions and procedures set forth in a Non-Qualified Settlement Information Statement to be distributed upon the commencement of the Non-Qualified Settlement Procedure.

Only Bondholders that appear on the Qualified Election List will be eligible to have Bonds accepted in the subsequent Exchange Offer. Only Bondholders that appear on the Non-Qualified Election List and the Small Bondholder Election List will be eligible to have Bonds accepted in the subsequent Non-Qualified Settlement Procedure.

Persons that acquire beneficial interests in any Bonds after the Election Deadline will NOT be entitled to make a Recovery Election with respect to the acquired Bonds, but will be entitled ONLY to receive the Default Recovery with respect to the acquired Bonds, unless the transferor and transferee of such Bonds have complied with the provisions for the assignment of a Recovery Election described in the Statement.

Additional copies of the Statement, the Verified Bondholder Payment Option Notice and the Small Bondholder Payment Option Notice are available through the Election Website at https://www.dfkingltdevents.com. Questions and requests for assistance may be directed to Oi at LD-Bondholders@oi.net.br .

Neither this press release nor the Statement is an offer to sell or the solicitation of an offer to buy any security. The Recovery Election Solicitations are being made solely pursuant to the Statement. No recommendation is made as to whether any Bondholders should make a Recovery Election.

The securities to be issued in the subsequent Exchange Offer will be offered only through an Exchange Offer Memorandum to be distributed following the satisfaction of the Settlement Conditions and will be issued ONLY upon the satisfaction of the conditions set forth in such Exchange Offer Memorandum, the expiration of the Exchange Offer and the acceptance of Bonds properly tendered in the Exchange Offer.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Brazilian applicable regulation. Statements that are not historical facts, including statements regarding the potential terms and conditions of the subsequent Exchange Offer and Non-Qualified Settlement Procedure, the beliefs and expectations of the Issuers, business strategies, future synergies and cost savings, future costs and future liquidity are forward-looking statements. The words “will,” “may,” “should,” “could,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “plans,” “targets,” “goal” and similar expressions, as they relate to the Issuers or their management,  are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur, or that the subsequent Exchange Offer and Non-Qualified Settlement Procedure will occur on the terms described, or at all. Such statements reflect the current views of management of the Issuers and are subject to a number of risks and uncertainties. Such statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Issuers or their affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. Except as required under the Brazilian or U.S. federal securities laws or the rules and regulations of the CVM, the SEC or of regulatory authorities in other applicable jurisdictions, The Issuers and their affiliates disclaim any obligation to update, revise or publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures the Issuers make on related subjects in reports and communications that the Issuers file with the CVM and the SEC.

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